UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 16, 2024

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5701 N. Pima Road Scottsdale, Arizona	85250
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 17, 2024, the Board of Directors (the “Board”) of ON Semiconductor Corporation (the “Company”) approved a Nonqualified Deferred Compensation Plan for certain senior officers of the Company and its wholly-owned subsidiary, Semiconductor Components Industries, LLC (together, “onsemi” and such plan, the “Plan”), effective July 1, 2024. Under the Plan, senior onsemi officers, including all of the Company’s named executive officers, may elect to defer receipt of a portion of their annual cash compensation.

For compensation earned between July 1, 2024 and December 31, 2024, eligible participants may elect to defer up to 40% of any short-term incentive (“STI”) award earned based on 2024 performance. For future years, eligible participants may elect to defer up to 80% of base salary and up to 80% of any STI award under the Plan. Participation in the Plan is voluntary and deferral elections do not carry over from one year to the next; rather, eligible participants must make deferral elections annually in the year prior to the year in which the compensation is earned. Participants may choose to have their deferred compensation paid in a lump sum or up to ten annual installments although all deferred amounts will be paid out in a single lump sum upon a participant’s death. The Plan will be administered by the Human Capital and Compensation Committee of the Board, which does not presently intend to make any discretionary or employer matching contributions. The obligations of the Company under the Plan will be general unsecured obligations of the Company to pay deferred compensation in the future to eligible participants in accordance with the terms of the Plan from the general assets of the Company. The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 to, and incorporated by reference into, this Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 16, 2024. The proposals submitted to the stockholders of the Company at the Annual Meeting and the final voting results for each are set forth below. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2024.

(b) Proposal No. 1. The Company’s stockholders elected ten directors of the Company, each for a one-year term expiring at the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, or until the earlier time of their death, resignation or removal, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Atsushi Abe	352,428,212	12,812,201	172,974	22,487,015
Alan Campbell	357,966,089	7,272,033	175,265	22,487,015
Susan K. Carter	359,979,576	5,263,835	169,976	22,487,015
Thomas L. Deitrich	359,746,255	5,497,014	170,118	22,487,015
Hassane El-Khoury	362,513,444	2,727,246	172,697	22,487,015
Bruce E. Kiddoo	362,564,960	2,672,235	176,192	22,487,015
Christina Lampe-Önnerud	364,879,804	364,364	169,219	22,487,015
Paul A. Mascarenas	353,550,732	11,691,237	171,418	22,487,015
Gregory L. Waters	361,624,064	3,615,804	173,519	22,487,015
Christine Y. Yan	341,054,596	24,185,138	173,653	22,487,015

Proposal No. 2. The Company’s stockholders approved the advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
336,152,956	28,994,656	265,775	22,487,015

Proposal No. 3. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, as set forth below:

Votes For	Votes Against	Abstentions
366,050,496	21,677,485	172,421

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The below exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	onsemi Nonqualified Deferred Compensation Plan for senior officers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 22, 2024	By:	/s/ Paul Dutton
Paul Dutton
Senior Vice President, Chief Legal Officer and Secretary